                                                                    EXHIBIT 99.2

                          FORM OF WESTVACO PROXY CARD

                          FORM OF WESTVACO PROXY CARD

                 The Special Meeting of Westvaco Stockholders

               [day of the week], [month] [day], 2001 at [time]

                                  [Location]

You may vote your proxy by returning the attached card in the enclosed envelope or by telephone.

You need the Control Number printed on the proxy card if you vote by telephone.

Call TOLL FREE [number]--24 hours a day--7 days a week to vote by telephone.


-------------------------------------------------------------------------------
If you use the telephone to vote your proxy, do not mail back your proxy.


-------------------------------------------------------------------------------
                                  DETACH HERE

[X] Please mark votes as in this example.

                  The board recommends a vote FOR proposal 1.


--------------------------------------------------------------------------------

1.To approve and adopt the Amended and Restated Agreement and Plan of Merger by and among      FOR AGAINST ABSTAIN
  MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation,      [_]   [_]     [_]
  The Mead Corporation and Westvaco Corporation, dated as of October 5, 2001, and to approve the Westvaco merger.

----------------------------------------------------------------------------------------------

MARK HERE FOR   [_] MARK HERE IF YOU [_]
ADDRESS CHANGE      PLAN TO ATTEND
AND INDICTE NEW     THE MEETING
ADDRESS AT LEFT

        Receipt is acknowledged of Notice of the Special Meeting and Joint Proxy Statement and Prospectus.

        Stockholders should mark, date this proxy and sign exactly as name(s) appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

        Signature:               Date:  Signature:               Date:

                                  DETACH HERE

                             WESTVACO CORPORATION

         Special Meeting of Westvaco Stockholders, [month] [day], 2001

   The undersigned holder(s) of Common Stock of WESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), hereby appoints [John A. Luke, Jr., Wendell L. Willkie, and John W. Hetherington], and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Special Meeting of Westvaco Stockholders to be held at [location] on [day of the week], [month][day], 2001 at [time] and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS.

 -----------                                                        -----------
 SEE REVERSE (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) SEE REVERSE
    SIDE                                                               SIDE
 -----------                                                        -----------

                                   WESTVACO
                         Savings and Investment Plans

                                    FORM OF
                       CONFIDENTIAL VOTING INSTRUCTIONS

                   Special Meeting of Westvaco Stockholders
                     [day], [month], [day], 2001 at [   ]
                                  [Location]



 Account Number  Common Stock          Control Number

   The Board of Directors recommends a vote FOR the proposal listed below.

1. To approve and adopt the Amended     FOR AGAINST ABSTAIN
  and Restated Agreement and Plan of    [_]   [_]     [_]
  Merger by and among MW Holdings
  Corporation, Michael Merger Sub
  Corporation, William Merger Sub
  Corporation, The Mead Corporation
  and Westvaco Corporation, dated as of
  October 5, 2001, and to approve the
  Westvaco merger

   The Trustee is directed to vote as specified above and on any matters properly coming before the meeting and any adjournment thereof. These confidential voting instructions will be seen only by authorized personnel of the Trustee.

   Date:   , 2001                            Signature:

                             WESTVACO CORPORATION
                       CONFIDENTIAL VOTING INSTRUCTIONS

TO:  STATESTREET GLOBAL ADVISERS, AS TRUSTEE UNDER THE WESTVACO CORPORATION
          SAVINGS AND INVESTMENT PLANS.

I direct that at the Special Meeting of Stockholders of Westvaco Corporation on
[   ], 2001, and at any adjournment of the meeting, the voting rights pertaining to any shares of Westvaco Corporation common stock represented by units credited to my account under a Westvaco savings and investment plan shall be exercised as indicated on the reverse side.

Voting rights will be exercised by the Trustee as directed, provided written
instructions are received by the Trustee by [   ], 2001. The Trustee must vote
shares for which instructions are not received by them as directed by the Westvaco Benefit Plans Financial Committee or its designee.

Please date, sign, and return this card promptly. Please sign exactly as your name appears on this card.

                       (Sign and date on reverse side.)